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                                                                   EXHIBIT 2.N.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors", "Financial Statements" and "Financial Highlights" and to the use of our report dated January 19, 1999 in the Registration Statement (Form N-2) of Kemper Municipal Income Trust and in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-88637) and in this Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5655).




                                                               ERNST & YOUNG LLP


Chicago, Illinois
November 17, 1999